Exhibit 10.1

FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “First Amendment”) is entered into as of October 31, 2008 (the “Effective Date”) by and between Premier Power Renewable Energy, Inc., a Delaware corporation (the “Company”), Genesis Capital Advisors, LLC, a Nevada limited liability company (“Genesis”) and Vision Opportunity Master Fund, Ltd., a Cayman Islands limited company (“Vision” and together with Genesis, are collectively referred to hereinafter as “Securityholders”).

RECITALS

WHEREAS, the Company and the Securityholders executed that certain Securities Purchase Agreement dated September 9, 2008 (the “Purchase Agreement”), and a certain Registration Rights Agreement dated September 9, 2008 (the “Original RRA”); and

WHEREAS, each Securityholder is the holder and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain Registrable Securities; and

WHEREAS, pursuant to Section 6(f) of the Original RRA, the Original RRA may be amended by the Company and the Holders holding at least a majority of the then-outstanding Registrable Securities; and

WHEREAS, Vision is the Holder of the majority of the currently outstanding Registrable Securities and the parties desire to amend the Original RRA as more particularly described herein.

NOW, THEREFORE , in consideration of the above premises and the mutual covenants contained below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.   Definitions. As used in this First Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Original RRA and used herein without definition shall have the meaning assigned to such term in the Original RRA, unless expressly provided to the contrary.

2.   Amendment to Section 1 of the Original RRA. The definition of “Registrable Securities”, as set forth in Section 1 of the Original RRA, shall be amended and replaced in its entirety with the following definition of “Registrable Securities”:

“Registrable Securities” means (a) all of the shares of Common Stock issuable upon conversion in full of the Preferred Stock (assuming on the date of determination the shares of Preferred Stock are converted in full without regard to any conversion limitations therein) or shares of Common Stock owned by Genesis Capital Advisors, LLC, pari passu, (b) all Warrant Shares (assuming on the date of determination the Warrants are exercised in full without regard to any exercise limitations therein) and all shares of Common Stock issuable upon exercise of warrants held by Private Investor, and by Genesis Capital Advisors, LLC pari passu with the Warrant Shares, (c) additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Preferred Stock or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Certificate of Designation or limitations on exercise set forth in the Warrants), (d) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, (e) all of the shares of Common Stock issuable upon conversion in full of the Preferred Stock and all shares of Common Stock issuable upon exercise of warrants issued along with the sale of such Preferred Stock up to $3,000,000 worth that may be sold (subject to Vision Capital Advisors, LLC’s approval and consent) to additional accredited investors after this transaction under at least the same terms as the Purchase Agreement, (f) 1,600,000 shares of Common Stock, sold by the Company’s management to Vision pursuant to the Stock Purchase and Option Agreement, and (g) 1,600,000 shares of Common Stock issuable upon exercise of an option to purchase such Common Stock issued to Vision under the Stock Purchase and Option Agreement; provided, however, that the Company shall not be required to maintain the effectiveness, or file another Registration Statement hereunder with respect to any Registrable Securities that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 promulgated by the Commission pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders.

3.   Amendment to Section 1 of the Original RRA. The following definition of “Stock Purchase and Option Agreement” shall be inserted in Section 1 of the Original RRA:

“Stock Purchase and Option Agreement” means the agreement entered into by and between Vision Opportunity Master Fund, Ltd. and the Company’s management on October 31, 2008.

4.   Amendment to Section 2(a) of the Original RRA. The following language shall be added after the sentence “Failure to so notify the Holder within two (2) Trading Days of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b)” within Section 2(a) and shall replace the remainder of such Section:

“Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(b), if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for registration for all or a greater portion of Registrable Securities), the number of Registrable Securities to be registered on such Registration Statement will be reduced pro rata among the Holders with regard to the aggregate number of unregistered Registrable Securities held by such Holder as of the time of filing of the Registration Statement. The Company shall give the Holder the opportunity to specify which of its Registrable Securities shall be registered and in what order they shall be cut back.”

5.   Further Assurances. The parties hereto hereby agree to execute and deliver such additional documents, instruments or agreements as may be necessary and appropriate to effectuate the purposes of this First Amendment.

6.   Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

7.   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this First Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

8.   Counterparts. This First Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof..

9.   Effectiveness of Original RRA. Except as otherwise amended or revised pursuant to this First Amendment, the terms, conditions, and provisions of the Original RRA shall be in full force and effect.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first above written.

PREMIER POWER RENEWABLE ENERGY, INC.

By:	/s/ Dean Marks

Dean Marks Chief Executive Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz

Adam Benowitz Portfolio Manager

GENESIS CAPITAL ADVISORS, LLC

By:	/s/ Charles Gilreath

Charles Gilreath Managing Member